EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated November 14, 2014 with respect to the audited financial statements of Barrel Energy, Inc. for the period from January 28, 2014 (inception) through September 30, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 28, 2015